Exhibit 99.1

   Viad Corp Announces Filing of Form 10 Registration Statement for
                Spin-Off of Payment Services Business;
          Business to be Named MoneyGram International, Inc.

    PHOENIX--(BUSINESS WIRE)--Dec. 29, 2003--Viad Corp (NYSE:VVI) today announced that its subsidiary MoneyGram International, Inc. has filed a preliminary registration statement on Form 10 with the Securities and Exchange Commission relating to the proposed spin-off of Viad's global payment services business. MoneyGram International, Inc. will be the parent holding company of Travelers Express Company, Inc., a leading provider of global payment services. Effective with the spin-off, the businesses currently conducted by Travelers Express will be operated under the new MoneyGram International, Inc. corporate name. The transaction is not expected to be consummated earlier than the end of the first quarter 2004. The spin-off is subject to a number of conditions and no assurance can be given that any such transaction will be consummated.
    The Form 10 can be found on the following websites:

    -- www.viad.com     (Viad Corp)

    -- www.temgweb.com  (Travelers Express)

    -- www.sec.gov      (The Securities and Exchange Commission)

    Viad and MoneyGram International welcome inquiries about the intended spin-off transaction. Inquiries can be addressed to Patty Phillips, Viad Corp Investor Relations 602-207-2681 or 602-207-1040, or e-mail to pphillip@viad.com.

    Background

    On July 24, 2003, Viad Corp announced a plan to separate its global payment services business from its other businesses by means of a tax free spin-off transaction. To effect the separation, Travelers Express, which currently conducts Viad Corp's global payment services business will become a subsidiary of MoneyGram International, Inc., a newly formed, wholly-owned subsidiary of Viad Corp, and Viad will distribute all of the shares of MoneyGram common stock as a dividend on Viad common stock. At the time of the spin-off, the operations of MoneyGram International, Inc. will consist solely of the payment services business. The continuing business of Viad Corp, will consist solely of the businesses of the convention and event services, exhibit design and construction, and travel and recreation services including Viad Corp's centralized corporate function located in Phoenix, Arizona.
    In connection with the completion of the spin-off, Viad will repay its commercial paper, tender for its senior notes and subordinated debt, retire certain other obligations, and redeem all outstanding preferred stock.
    The transaction is subject to a number of conditions, including among other things, receipt of a satisfactory tax ruling from the Internal Revenue Service, confirmation that the long-term debt of MoneyGram International would have an investment grade rating, availability of satisfactory banking and credit arrangements for each of the businesses, and final approval of the Board of Directors of Viad. Viad filed with the Internal Revenue Service for a ruling on August 5, 2003.

    Presentation of Financial Information in the Form 10

    The following information may assist readers of the Form 10. The Form 10 should be read in its entirety for a complete presentation of the intended spin-off transaction including financial information, risk factors, growth strategies, and other pertinent information.
    Despite the fact that MoneyGram International is being spun-off from Viad Corp, generally accepted accounting principles require that the transaction be presented as a "reverse spin-off." In this case, MoneyGram International will be the divesting entity of the remaining Viad businesses, making MoneyGram International, Inc. the "accounting successor" to Viad Corp. Therefore, historical financial information presented in the Form 10 for MoneyGram International represents information previously filed with the Securities and Exchange Commission for Viad. The Form 10 also includes pro forma financial information, which reflects the historical financial statements assuming the reverse spin-off occurred at the beginning of the periods presented. Immediately following the spin-off, MoneyGram International intends to file financial statements that present remaining Viad as discontinued operations. Such presentation can be made only at the time of the spin-off.
    Viad is a $1.6 billion revenue S&P MidCap 400 company. Major businesses include Travelers Express Company, Inc. (to be a subsidiary of MoneyGram International, Inc. effective with the spin-off) of Minneapolis, GES Exposition Services of Las Vegas and Exhibitgroup/Giltspur of Chicago. For more information, visit the company's Web site at www.viad.com.

    Forward Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations or trends concerning future business developments and activities. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses, which include those that will be operated by MoneyGram International, Inc., can be affected by a host of risks and uncertainties. Among other things, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any further deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, or the inability of Viad or its subsidiaries to satisfy any of the conditions to the proposed transaction, could affect the forward-looking statements in this press release.
    Viad Corp offers no assurance that the intended spin-off transaction discussed in this press release will be consummated.
    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company.


    CONTACT: Viad Corp, Phoenix
             Investor Relations
             Patty Phillips, 602/207-2861 or 602/207-1040
             pphillip@viad.com